Exhibit 10.1











                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                       MARINER TIPTREE (CDO) FUND I, L.P.

                             Dated as of May 1, 2003






















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                                TABLE OF CONTENTS

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ARTICLE I        GENERAL PROVISIONS..........................................................3
   Sec. 1.01     Partnership Name and Address................................................3
   Sec. 1.02     Fiscal Year.................................................................3
   Sec. 1.03     Liability of Partners.......................................................3
   Sec. 1.04     Purposes of Partnership.....................................................4
   Sec. 1.05     Assignability of Interest...................................................5
ARTICLE II       MANAGEMENT OF PARTNERSHIP...................................................6
   Sec. 2.01     Management Generally........................................................6
   Sec. 2.02     Authority of Partners.......................................................6
   Sec. 2.03     Reliance by Third Parties...................................................7
   Sec. 2.04     Activity of the General Partner.............................................7
   Sec. 2.05     Exculpation.................................................................8
   Sec. 2.06     Indemnification of General Partner..........................................8
   Sec. 2.07     Management Fee..............................................................9
   Sec. 2.08     Expenses....................................................................9
   Sec. 2.09     CDO Management Fees........................................................10
ARTICLE III      CAPITAL ACCOUNTS OF PARTNERS AND OPERATION THEREOF.........................11
   Sec. 3.01     Definitions................................................................11
   Sec. 3.02     Capital Commitments........................................................11
   Sec. 3.03     Capital Accounts...........................................................12
   Sec. 3.04     Partnership Percentages....................................................12
   Sec. 3.05     Allocation of Net Capital Appreciation or Net Capital Depreciation.........13
   Sec. 3.06     Amendment of Incentive Allocation..........................................14
   Sec. 3.07     Valuation of Assets........................................................14
   Sec. 3.08     Liabilities................................................................15
   Sec. 3.09     Allocation for Tax Purposes................................................16
   Sec. 3.10     Determination by General Partner of Certain Matters........................16
   Sec. 3.11     Adjustments to Take Account of Interim Year Events.........................17
ARTICLE IV       WITHDRAWALS AND DISTRIBUTIONS OF CAPITAL...................................17
   Sec. 4.01     Withdrawals and Distributions in General...................................17
   Sec. 4.02     Withdrawals................................................................17
   Sec. 4.03     Limitation on Withdrawals..................................................17
   Sec. 4.04     Required Withdrawals.......................................................18
   Sec. 4.05     Effective Date of Withdrawal...............................................18
   Sec. 4.06     Distribution...............................................................18
ARTICLE V        ADMISSION OF NEW PARTNERS..................................................19
   Sec. 5.01     New Partners...............................................................19
ARTICLE VI       WITHDRAWAL, DEATH, DISABILITY..............................................19
   Sec. 6.01     Withdrawal, Death, etc. of Limited Partners................................19
   Sec. 6.02     Limitations on Withdrawal of Capital Account...............................20
ARTICLE VII      DURATION AND TERMINATION OF PARTNERSHIP....................................20
   Sec. 7.01     Duration...................................................................20
   Sec. 7.02     Termination................................................................20


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ARTICLE VIII     TAX RETURNS; REPORTS TO PARTNERS...........................................21
   Sec. 8.01     Independent Auditors.......................................................21
   Sec. 8.02     Filing of Tax Returns......................................................21
   Sec. 8.03     Tax Matters Partner........................................................21
   Sec. 8.04     Reports to Current Partners................................................21
   Sec. 8.05     Reports to Partners and Former Partners....................................22
ARTICLE IX       MISCELLANEOUS..............................................................22
   Sec. 9.01     General....................................................................22
   Sec. 9.02     Power of Attorney..........................................................22
   Sec. 9.03     Amendments to Partnership Agreement........................................23
   Sec. 9.04     Choice of Law..............................................................23
   Sec. 9.05     Adjustment of Basis of Partnership Property................................23
   Sec. 9.06     Notices....................................................................24
   Sec. 9.07     Goodwill...................................................................24
   Sec. 9.08     Headings...................................................................24
   Sec. 9.09     Pronouns...................................................................24

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                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                       MARINER TIPTREE (CDO) FUND I, L.P.

               This Limited Partnership, dated as of May 1, 2003 (the "Agreement") of Mariner Tiptree (CDO) Fund I, L.P. (the "Partnership"), by and among Tricadia Capital, LLC, a limited liability company organized under the laws of Delaware, as the general partner ("General Partner"), and the Limited Partners (as herein defined). The term "Partners" shall include any persons hereafter admitted to the Partnership pursuant to Article V of this Agreement and shall exclude any persons who cease to be Partners pursuant to Article VI of this Agreement.

                                    RECITALS

               WHEREAS, General Partner and the Limited Partners desire to form the Partnership as a limited partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act").

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               General Provisions

               Sec. 1.01 Partnership Name and Address. The name of the Partnership is Mariner Tiptree (CDO) Fund I, L.P. Its principal office is located at 780 Third Avenue, 16th Floor, New York, New York 10017, or at such other location as the General Partner (as hereinafter defined) in the future may designate. The General Partner shall promptly notify the Limited Partners of any change in the Partnership's address.

               Sec. 1.02 Fiscal Year. The fiscal year of the Partnership (herein called the "fiscal year") shall end on December 31 of each calendar year.

               Sec. 1.03 Liability of Partners. The names of all of the Partners and the amounts of their respective contributions to the Partnership (herein called the "Capital Commitments") are set forth in a schedule entitled "Schedule of Capital Commitments" (herein called the "Schedule"), which shall be filed with the records of the Partnership at the Partnership's principal office (as set forth in Sec. 1.01) and is hereby incorporated by reference and made a part of this Agreement.

               The Partner designated in Part I of the Schedule as the General Partner (herein called the "General Partner") shall have unlimited liability for the repayment and discharge of all debts and obligations of the Partnership.



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               The Partners designated in Part II of the Schedule as Limited
Partners (herein called the "Limited Partners"), and former Limited Partners shall be liable for the repayment and discharge of all debts and obligations of the Partnership attributable to any fiscal year (or relevant portion thereof) during which they are or were Limited Partners of the Partnership to the extent of their respective interests in the Partnership (including any unfunded Capital Commitment, if any) in the fiscal year (or relevant portion thereof) to which any such debts and obligations are attributable.

               The Partners and all former Partners shall share all losses, liabilities or expenses suffered or incurred by virtue of the operation of the preceding paragraphs of this Sec. 1.03 in the proportions of their respective Partnership Percentages (determined as provided herein) for the fiscal year (or relevant portion thereof) to which any debts or obligations of the Partnership are attributable. A Limited Partner's or former Limited Partner's share of all losses, liabilities or expenses shall not be greater than his or its respective interest in the Partnership for such fiscal year (or relevant portion thereof). The General Partner shall share all losses, liabilities or expenses suffered or incurred in excess of the interests of the Limited Partners and former Limited Partners.

               As used in this Sec. 1.03, the terms "interests in the Partnership" and "interest in the Partnership" shall mean with respect to any fiscal year (or relevant portion thereof) and with respect to each Partner (or former Partner) the Capital Account (as defined in Sec. 3.03) that such Partner (or former Partner) would have received (or in fact did receive) pursuant to the terms and provisions of Article VI upon withdrawal from the Partnership as of the end of such fiscal year (or relevant portion thereof).

               Notwithstanding any other provision in this Agreement, in no event shall any Limited Partner (or former Limited Partner) be obligated to make any additional contribution whatsoever to the Partnership in excess of its Capital Commitment, or have any liability for the repayment and discharge of the debts and obligations of the Partnership (apart from its interest in the Partnership), except that a Limited Partner's obligations under this Sec. 1.03, to make additional contributions or payments, respectively, up to, but in no event in excess of, the aggregate amount of returns of capital and other amounts actually received by him or it from the Partnership during or after the fiscal year to which any debt or obligation is attributable.

               As used in this Agreement, the terms "former Limited Partner" and "former Partner" refer to such persons or entities as hereafter from time to time cease to be a Limited Partner or Partner, respectively, pursuant to the terms and provisions of this Agreement.

               Sec. 1.04 Purposes of Partnership. The Partnership is organized for the purposes of realizing capital appreciation by investing in Securities (as hereinafter defined), particularly, purchasing interests in Collateralized Debt Obligation ("CDO") securities, Credit-Related Structured Product ("CRS") securities and other structured product securities that are structured, managed, advised and/or issued by the General Partner and/or Investment Manager, as well as, engaging in all activities and transactions as the General Partner may deem necessary or advisable in connection therewith, including, without limitation:




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               (a) Issue, purchase and invest in CDOs, CRSs and other structured product securities, including CDOs, CRSs and other structured products which are structured, managed, advised and/or issued by the General Partner and/or Investment Manager;

               (b) to invest, on margin or otherwise, in securities and other financial instruments of United States and foreign entities, to the extent necessary to achieve the objective of the Partnership and/or to protect the assets of the Partnership, in each case as the General Partner may from time to time determine;

               (c) to possess, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Securities and other property and funds held or owned by the Partnership;

               (d) to acquire a long position or a short position with respect to any Security and to make purchases or sales increasing, decreasing or liquidating such position or changing from a long position to a short position or from a short position to a long position, without any limitation as to the frequency of the fluctuation in such positions or as to the frequency of the changes in the nature of such positions;

               (e) to purchase Securities and hold them for investment;

               (f) to engage personnel, whether part-time or full-time, and attorneys, independent accountants or such other persons as the General Partner may deem necessary or advisable;

               (g) to lend Securities of the Partnership, on terms customary to the securities industry, to lend funds or other properties of the Partnership, either with or without security, to borrow or raise monies, enter into repurchase agreements and, from time to time without limitation as to amount or manner and time of repayment, to buy Securities on margin, to issue, accept, endorse and execute promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable evidences of indebtedness, and to secure the payment of such or other obligations of the Partnership by mortgage upon, or pledge or hypothecation of, all or part of the property of the Partnership whether at the time owned or thereafter acquired;

               (h) to maintain for the conduct of Partnership affairs one or more offices and in connection therewith rent or acquire office space, and do such other acts as the General Partner may deem necessary or advisable in connection with the maintenance and administration of the Partnership;

               (i) to enter into custodial arrangements regarding Securities owned beneficially by the Partnership with banks and brokers wherever located; and

               (j) to do such other acts as the General Partner may deem necessary or advisable in connection with the maintenance and administration of the Partnership.

               Sec. 1.05 Assignability of Interest. Without the prior written consent of the General Partner which consent can be withheld in the General Partner's discretion, a Limited



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Partner may not (i) pledge or assign its interest in the Partnership in whole or in part to any person except by operation of law, or (ii) substitute for itself as a Partner any other person. Notwithstanding the foregoing, in no event shall the General Partner have the authority to consent to the subdivision for resale of an interest in the Partnership into an interest smaller than an interest the initial offering price of which would have been at least $5,000,000. Any attempted pledge, assignment or substitution not made in accordance with this Sec. 1.05 shall be void.

                                   ARTICLE II

                            Management of Partnership

               Sec. 2.01 Management Generally. The management of the Partnership shall be vested exclusively in the General Partner. The General Partner may delegate or assign any of its duties or authority in connection with the management of the Partnership to the Investment Manager (as defined in Sec. 2.02). Except as authorized by the General Partner, the Limited Partners shall have no part in the management of the Partnership, and shall have no authority or right to act on behalf of the Partnership in connection with any matter.

               Sec. 2.02 Authority of Partners. The General Partner shall have the power on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership set forth in Sec. 1.04, and to perform all acts and enter into and perform all contracts and other undertakings which he may deem necessary or advisable or incidental thereto, including, without limitation, the power to:

               (a) open, maintain and close accounts, including margin and custodial accounts, with brokers, including brokers located outside the United States and/or affiliated with the General Partner, which power shall include the authority to issue all instructions and authorizations to brokers regarding the Securities and/or money therein; to pay, or authorize the payment of, commissions that may be in excess of the lowest rates available that are paid to futures commission merchants who execute transactions for the account of the Partnership and who supply research products or services;

               (b) open, maintain and close accounts, including custodial accounts, with banks, including banks located outside the United States, and draw checks or other orders for the payment of monies;

               (c) lend Securities of the Partnership, on terms customary to the securities industry, lend, either with or without security, any funds or other properties of the Partnership and borrow or raise funds and secure the payment of obligations of the Partnership by pledges or hypothecation of all or any part of the property of the Partnership;

               (d) do any and all acts on behalf of the Partnership, and exercise all rights of the Partnership, with respect to its interest in any person, including, without limitation, the voting of Securities, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters;



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               (e) organize one or more corporations or other entities formed to hold record title, as nominee for the Partnership, to Securities or funds of the Partnership;

               (f) combine purchase or sale orders on behalf of the Partnership with orders for other accounts to whom the General Partner or any of its affiliates provides investment services ("Other Accounts") and allocate the securities or other assets so purchased or sold, on an average price basis, among such accounts;

               (g) enter into arrangements with brokers to open "average price" accounts wherein orders placed during a trading day are placed on behalf of the Partnership and Other Accounts and are allocated among such accounts using an average price;

               (h)  retain   Tricadia  CDO   Management,   LLC   ("Tricadia  CDO
Management"), or other persons, firms or entities selected by the General Partner, to provide certain management and administrative services to the Partnership (Mariner Investment Group, or any such other person, firm or entity providing such services from time to time is herein called the "Investment Manager") and to cause the Partnership to compensate the Investment Manager for such services; provided, however, that the management, control and conduct of the activities of the Partnership shall remain the responsibility of the General Partner;

               (i) to invest the assets of the Partnership in CDOs or other structured products, which are structured, managed, advised and/or issued by the General Partner and/or Investment Manager.

               (j) provide research and analysis and direct the formulation of investment policies and strategies for the Partnership;

               (k) invest in other pooled investment vehicles and with managers who are either affiliated or unaffiliated with the General Partner, which investments shall be subject in each case to the terms and conditions of the respective governing document for such vehicle or the respective investment advisory agreement entered into with such manager; and

               (l) authorize any partner, employee or other agent of the General Partner or agent or employee of the Partnership to act for and on behalf of the Partnership in all matters incidental to the foregoing.

               Sec. 2.03 Reliance by Third Parties. Persons dealing with the Partnership are entitled to rely conclusively upon the certificate of the General Partner to the effect that it is then acting as a General Partner and upon the power and authority of the General Partner as herein set forth.

               Sec. 2.04 Activity of the General Partner. The General Partner and the Investment Manager and any of the Investment Manager's or the General Partner's respective partners, officers, directors, stockholders, employees or other agents (collectively, "Affiliates"), shall devote so much of their time to the affairs of the Partnership as in the judgment of the General Partner the conduct of its business shall reasonably require, and the General Partner or its Affiliates shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein. Nothing herein contained shall be



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deemed  to  preclude  the  General  Partner  or  an  Affiliate  from  exercising investment responsibility, from engaging directly or indirectly, in any other business, irrespective of whether any such business is similar to the business of the Partnership or shall otherwise involve purchasing, selling, holding or otherwise dealing with Securities; and nothing herein contained shall be deemed to preclude the General Partner or an Affiliate from directly or indirectly purchasing, selling, holding or otherwise dealing with any Securities for the account of any such other business, for its own account, for any of its family members or for other clients, irrespective of whether any such Securities are
purchased,   sold,  held  or  otherwise  dealt  with  for  the  account  of  the
Partnership. No Limited Partner shall, by reason of being a partner in the Partnership, have any right to participate in any manner in any profits or income earned or derived by or accruing to a General Partner or its Affiliates from the conduct of any business other than the business of the Partnership or from any transaction in Securities effected by a General Partner or its Affiliates for any account other than that of the Partnership. The Investment Manager may structure and/or advise a structured product (such as a CDO, CRS or other product) on behalf of a certain investor (or group of investors) and the Partnership may play no role in managing, structuring or offering such other product.

               Sec. 2.05 Exculpation. Neither the General Partner nor any of its Affiliates shall be liable to any Limited Partner or the Partnership for mistakes of judgment or for action or inaction or for losses due to such mistakes, action or inaction so long as said person acted honestly and in good faith and reasonably believed that his conduct was in the best interests of the Partnership or for losses due to the negligence, dishonesty or bad faith of any employee, broker or other agent of the Partnership, provided that such employee, broker or agent was selected, retained or engaged by the General Partner or an Affiliate with reasonable care. The General Partner and each Affiliate may consult with counsel and accountants in respect of Partnership affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this Sec. 2.05 shall not be construed so as to relieve (or attempt to relieve) the General Partner or an Affiliate of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Sec. 2.05 to the fullest extent permitted by law.

               Sec. 2.06 Indemnification of General Partner. (a) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless the General Partner, each Affiliate and the legal representatives of any of them (each, an "Indemnified Party"), from and against any loss or expense suffered or sustained by an Indemnified Party by reason of the fact that said person is or was an Indemnified Party, including, without limitation, any judgment, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding (collectively, "Losses"), provided that such Losses resulted from (i) a mistake of judgment or action or inaction taken by an Indemnified Party honestly and in good faith that said Indemnified Party reasonably believed to be in the best interests of the Partnership, and, in the case of criminal proceedings, that the Indemnified Party had no reasonable cause to believe was unlawful or (ii) the negligence, dishonesty or bad faith of any employee, broker or other agent of the Partnership provided that such employee, broker or other agent was selected, retained or engaged by the Indemnified Party with reasonable care. The Partnership shall, in the discretion of the General Partner, advance to



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any Indemnified  Party  reasonable  attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding that arises out of such conduct. In the event that such an advance is made by the Partnership, the Indemnified Party shall agree to reimburse the Partnership for such fees, costs and expenses to the extent that it shall be determined that it was not entitled to indemnification under this Sec. 2.06.

               (b) The indemnification provided by this Sec. 2.06 shall not be deemed to be exclusive of any other rights to which each Indemnified Party may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in such Indemnified Party's official capacity and to action in another capacity, and shall continue as to such Indemnified Party who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the General Partner and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Party.

               (c) Notwithstanding any of the foregoing to the contrary, the provisions of this Sec. 2.06 shall not be construed so as to provide for the indemnification of an Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Sec. 2.06 to the fullest extent permitted by law.

               Sec. 2.07 Management Fee. (a) The Partnership will pay the Investment Manager or its affiliates a quarterly management fee (the "Management Fee"), in arrears, equal to 0.375% (approximately 1.5% per annum). The Management Fee will be calculated on the higher of each Limited Partner's (i) committed capital amount, during the draw down period, or (ii) the value of such Limited Partner's Capital Account, as of the last day of each month in the fiscal quarter to which the Management Fee relates. After a Limited Partner has completed the draw down period, the Management Fee will be calculated against the value of such Limited Partner's Capital Account only.

               Sec. 2.08 Expenses. (a) The Investment Manager will provide investment management and certain administrative services to the Partnership including, among other things, office space and utilities, news, quotation and computer equipment and services, administrative services, and secretarial, clerical and other personnel.

               (b) The Partnership will pay all of its organizational expenses, including all expenses incurred in connection with the offering and sale of interests in the Partnership. Organizational expenses will be amortized over a 60-month period from the date of formation of the Partnership.

               (c) The Partnership will be responsible for all expenses incurred in the buying, selling and holding of securities and other investments (including, without limitation, all custody, accounting, transfer and legal fees, brokerage commissions and interest expense), certain research and portfolio management expenses, the Management Fee, risk management expenses, consulting fees, insurance premiums, the Partnership's legal, accounting and auditing fees. Certain of the Partnership's expenses may be borne or reimbursed by broker-dealers executing transactions for the Partnership. Except as noted in the preceding sentence, the



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Investment   Manager  will  bear  its  own  operating   and  overhead   expenses
attributable to the management of the Partnership (such as salaries,  non-trader
bonuses,   rent,   office  and   administrative   expenses,   depreciation   and
amortization, and auditing expenses). The Partnership will also pay any extraordinary expenses it may incur, including any litigation expenses.

               Sec. 2.09 CDO Management Fees. To the extent the Partnership invests in a CDO or CRS, managed or advised by the Investment Manager, any fee received by the Investment Manager from such CDO or CRS for structuring or managing such CDO or CRS, exclusive of any fees paid to Mariner Investment Group, Inc., (collectively, "CDO Management Fees") shall be shared with the
Partnership on a 50/50 basis. CDO Management Fees received by the Investment Manager from a CDO or CRS that the Partnership does not invest in at its offering shall be retained solely by the Investment Manager. In addition, notwithstanding anything to the contrary herein, Net Deal Profit (as defined immediately below) derived by the Partnership in connection with the sale of securities warehoused during the `ramp-up' phase of any CDO offering shall be allocated 50% to the General Partner and 50% to Limited Partners. "Net Deal
Profit" for purposes of this Section 2.09 shall mean the aggregate amount of profit realized, less (i) the aggregate amount of any losses realized plus (ii) that portion of the Management Fee paid with respect to the relevant securities. For purposes of calculating Net Deal Profit (i) accrued interest on a security shall be excluded and (ii) all transfers of CDOs or other securities into a specific product managed or advised by the Investment Manager shall be included in the evaluation of Net Deal Profit for such product.

               Sec. 2.10 Co-Investment Opportunities. The General Partner, in its sole discretion, may from time to time determine that more opportunities exist in the CDO market than the Partnership can exploit with its available capital. Upon making such determination, the General Partner may, but is not required to, inform the Limited Partners of such investment possibilities and extend to them the opportunity to engage in the transactions on their own account (a "Co-Investment Opportunity"). The General Partner is under no obligation to offer to Limited Partners the same terms and conditions as the Partnership's investment, but any differences will be disclosed to the extent consistent with the General Partner's fiduciary obligation to the Partnership. The General Partner may elect to make Co-Investment Opportunities available to Limited Partners in opportunities in which the Partnership ultimately does not participate. Each Limited Partner is responsible for independently evaluating the decision to engage in a Co-Investment Opportunity. If the General Partner makes a Co-Investment Opportunity available to Limited Partners and more Limited Partners elect to take advantage of such opportunity than can be accommodated in the transaction, the General Partner, in its sole discretion, may allocate the opportunity among the various Limited Partners on a basis that the General Partner in good faith deems to be equitable. Limited Partners that participate in such co-investment opportunities will be charged a fee equal to one-half (50%) of the Net Co-Investment Profit realized. "Net Co-Investment Profit" shall mean the aggregate amount of profit realized, less (i) the aggregate amount of any losses realized and (ii) that portion of the management fees paid with respect to the account in which the CDO or other security was held pending transfer (if such fee was paid to the General Partner or an affiliate). For purposes of calculating Net Co-Investment Profit (i) accrued interest on a security shall be excluded and (ii) all transfers of CDOs or other securities by a Limited Partner into a specific product managed or advised by the Investment Manager shall be included in the evaluation of Net Co-Investment Profit for such product. Limited Partners that participate in a

Co-Investment   Opportunity   must  make   arrangements   for   payment  of  the
Co-Investment Fee to the General Partner independent of the existing arrangement with the Partnership.

                                   ARTICLE III

                          Capital Accounts of Partners
                              and Operation Thereof

               Sec. 3.01 Definitions. For the purposes of this Agreement, unless the context otherwise requires:

               (a) The term "Accounting Period" shall mean the following periods: The initial Accounting Period shall commence upon the initial opening of the Partnership. Each subsequent Accounting Period shall commence immediately after the close of the next preceding Accounting Period. Each Accounting Period hereunder shall close at the close of business on the first to occur of (i) the last day of each fiscal quarter of the Partnership, (ii) the date immediately prior to the effective date of the admission of a new Partner pursuant to Sec. 5.01, (iii) the date immediately prior to the effective date of the increase in a Partner's Capital Account as a result of an additional Capital Contribution pursuant to Sec. 3.02, (iv) the effective date of any withdrawal pursuant to Articles IV or VI hereof, or (v) the date when the Partnership shall dissolve.

               (b) The term "Beginning Value" shall, with respect to any Accounting Period, mean the value of the Partnership's Net Assets at the beginning of such Accounting Period.

               (c) The term "Ending Value" shall, with respect to any Accounting Period, mean the value of the Partnership's Net Assets at the end of such Accounting Period (before giving effect to withdrawals).

               (d)  The  term  "Net  Assets"   shall  mean  the  excess  of  the
Partnership's assets over all of its liabilities.

               (e) The term "Net Capital Appreciation", with respect to any Accounting Period, shall mean the excess, if any, of the Ending Value over the Beginning Value and, with respect to any fiscal year of the Partnership or other period used to determine the Incentive Allocation (as defined in Sec. 3.05(b)) shall mean the aggregate Net Capital Appreciation for such period less the aggregate Net Capital Depreciation for such period.

               (f) The term "Net Capital Depreciation" shall, with respect to any Accounting Period, mean the excess, if any, of the Beginning Value over the Ending Value.

               Sec. 3.02 Capital Commitments.

               (a) The minimum Aggregate Capital Commitment by Limited Partners will be US $5 million subject to reduction in the discretion of the General Partner. The General Partner shall contribute that amount as set forth opposite its name on Schedule A hereto.

               (b) Capital Commitments will be payable over a two year period. Limited Partners will contribute 10% of their commitment at the initial closing of the Partnership. Thereafter a minimum of 10% of the unfunded commitments will be drawn down pro rata on an "as needed" basis with a minimum of five (5) business days prior notice provided to the Limited Partners. Each such contribution to the Partnership (whether a contribution at the initial closing of the Partnership or a contribution in response to capital call from the General Partner, when made in immediately available funds, shall be referred to herein as a "Capital Contribution".

               (c) In the event that any Limited Partner does not fund a Capital Commitment when due, the General Partner will have the right to pursue a number of remedies, including, without limitation, requiring the defaulting member to forfeit its interest in the Partnership entirely. The General Partner will use reasonable efforts to secure another person or entity (which may be an existing Limited Partner) to assume the remaining unpaid Capital Commitment of any Limited Partner that defaults in making a required Capital Commitment. The
General Partner may arrange for the purchase of the Interest of a defaulting Limited Partner by a third party, which party may be an affiliate of the General Partner.

               (d) The Partnership may borrow up to 20% of total Capital Commitments to cover shortfalls caused by a defaulting Limited Partner or for other unforeseen circumstances. The Partnership will make commitments to invest its assets within 2 years of the first closing of the Partnership. Any
Partnership Commitments not committed by the Partnership for investment or reserved to pay Partnership expenses by this date will be released from any further obligation to the Partnership. A Limited Partner will not be required to make capital contributions in excess of its Capital Commitment.

               Sec. 3.03 Capital Accounts. A capital account (herein called the "Capital Account") shall be established on the books of the Partnership for each Partner. The Capital Account of each Partner shall be in an amount equal to such Partner's initial Capital Contribution, adjusted as hereinafter provided. At the beginning of each Accounting Period, the Capital Account of each Partner shall be increased by the amount of any Capital Contribution to the Partnership made by such Partner as of the first day of such Accounting Period. At the end of each Accounting Period, the Capital Account of each Partner shall be (i) increased or decreased by the amount credited or debited to the Capital Account of such Partner pursuant to Sec. 3.05 and (ii) decreased by the amount of any withdrawals made by such Partner pursuant to Sec. 4.02 or any distributions made to such Partner pursuant to Sec. 4.04.

               Sec. 3.04 Partnership Percentages. There shall be determined for each Accounting Period the "Partnership Percentage" of each Partner.

               A Partnership Percentage shall be determined for each Partner for each Accounting Period of the Partnership by dividing the amount of each Partner's Capital Account by the aggregate Capital Accounts of all Partners as of the beginning of such Accounting Period. The sum of the Partnership Percentages shall equal 100 per cent.

               Sec. 3.05 Allocation of Net Capital Appreciation or Net Capital Depreciation.

               (a) At the end of each Accounting Period, the Capital Account of each Partner (including the General Partner) for such Accounting Period shall be adjusted by crediting (in the case of Net Capital Appreciation) or debiting (in the case of Net Capital Depreciation) the Net Capital Appreciation or Net Capital Depreciation, as the case may be, to the Capital Accounts of all the Partners in proportion to their respective Partnership Percentages.

               (b) Except as provided in subparagraph (c) of this Sec. 3.05, at the end of each fiscal year of the Partnership or the effective date as of which any Limited Partner withdraws from the Partnership pursuant to Sec. 6.01, 20% of the Net Capital Appreciation allocated to a Limited Partner's Capital Account for such fiscal year pursuant to Sec. 3.05(a) shall be reallocated to the Capital Account of the General Partner, or one of its affiliates, (the "Incentive Allocation"); provided, however, that Net Capital Appreciation upon which the calculation of the Incentive Allocation is based shall be reduced to the extent of any unrecovered balance remaining in the Loss Recovery Account (defined below) maintained on the books and records of the Partnership for such Limited Partner as of the beginning of such fiscal year (or, if later, the date on which the Loss Recovery Account was last adjusted for any Limited Partner withdrawal). The amount of the unrecovered balance remaining in the Loss Recovery Account at the time of calculating the Incentive Allocation shall be the amount existing immediately prior to its reduction pursuant to the second clause of the second sentence of Sec. 3.05(c). The Incentive Allocation shall not be applied with respect to any revenues allocated to a Limited Partner's capital account that are attributable to (i) CDO Management Fees received by the Partnership from the Investment Manager or (ii) amounts subject to allocation under Section 2.09 of this agreement.

               (c) There shall be established on the books of the Partnership for each Limited Partner a memorandum account (the "Loss Recovery Account"), the opening balance of which shall be zero. At the end of each fiscal year or such other date during a fiscal year as the calculation of an Incentive Allocation is required to be made under this Sec. 3.05, the balance in each Limited Partner's Loss Recovery Account shall be adjusted as follows: first, if there has been, in the aggregate, Net Capital Depreciation (as adjusted pursuant to the last sentence of this paragraph) with respect to such Limited Partner since the immediately preceding date as of which a calculation of an Incentive Allocation was made (or if no calculation has yet been made with respect to such Limited Partner, since his or its admission to the Partnership), an amount equal to such Net Capital Depreciation shall be debited to such Limited Partner's Loss Recovery Account; and, second, if there has been, in the aggregate, Net Capital Appreciation (as adjusted pursuant to the last sentence of this paragraph) with respect to such Limited Partner since the immediately preceding date as of which a calculation of an Incentive Allocation was made, an amount equal to such Net Capital Appreciation, before any Incentive Allocation to the General Partner, shall be credited to and reduce any unrecovered balance in such Limited Partner's Loss Recovery Account, but not beyond zero.

               In the event that a Limited Partner with an unrecovered balance in his or its Loss Recovery Account withdraws all or a portion of its Capital Account, the unrecovered balance in such Limited Partner's Loss Recovery Account shall be reduced as of the beginning of the next

Accounting Period by an amount equal to the product obtained by multiplying the balance in such Limited Partner's Loss Recovery Account by a fraction, the numerator of which is the amount of the withdrawal made by such Limited Partner as of the last day of the prior Accounting Period and the denominator of which is the balance in such Limited Partner's Capital Account on the last day of the prior Accounting Period (prior to the withdrawal made by the Limited Partner as of the last day of the Accounting Period). Additional Capital Commitments shall not affect any Limited Partner's Loss Recovery Account.

               (d) In the event the General Partner determines that, based upon tax or regulatory reasons, or any other reasons as to which the General Partner and any Partner agree, such Partner should not participate in the Net Capital Appreciation or Net Capital Depreciation, if any, attributable to trading in any Security or type of Security or to any other transaction, the General Partner may allocate such Net Capital Appreciation or Net Capital Depreciation only to the Capital Accounts of Partners to whom such reasons do not apply. In addition, if for any of the reasons described above, the General Partner determines that a Partner should have no interest whatsoever in a particular Security, type of Security or transaction, the interests in such Security, type of Security or transaction may be set forth in a separate memorandum account and the Net Capital Appreciation and Net Capital Depreciation for each such memorandum account shall be separately calculated.

               Sec. 3.06 Amendment of Incentive Allocation. The General Partner shall have the right to amend, without the consent of the Limited Partners, Sec.
3.05 of this  Agreement  so  that  the  Incentive  Allocation  therein  provided conforms to any applicable requirements of the Securities and Exchange Commission and other regulatory authorities; provided, however, that no such amendment shall increase the Incentive Allocation as so amended to more than 20% of the Net Capital Appreciation allocated to any Limited Partner's Capital Account.

               Sec. 3.07 Valuation of Assets.

               (a) Securities that are listed on a securities exchange (including such Securities when traded in the after hours market) shall be valued at their last sales prices on the date of determination on the largest securities exchange on which such securities shall have traded on such date, or if trading in such Securities on the largest securities exchange on which such Securities shall have traded on such date was reported on the consolidated tape, their last sales prices on the consolidated tape (or, in the event that the date of determination is not a date upon which a securities exchange was open for trading, on the last prior date on which such securities exchange was so open not more than 10 days prior to the date of determination). If no such sales of such Securities occurred on either of the foregoing dates, such Securities shall be valued at the "bid" price for long positions and "asked" price for short positions on the largest securities exchange on which such Securities are traded, on the date of determination, or, if "bid" prices for long positions and "asked" prices for short positions in such Securities on the largest securities exchange on which such Securities shall have traded on such date was reported on the consolidated tape, the "bid" price for long positions and "asked" price for short positions on the consolidated tape (or, if the date of determination is not a date upon which such securities exchange was open for trading, on the last prior date on which such a securities exchange was so open not more than 10 days prior to the date of determination). Securities that are not listed on an exchange but are traded over-the-counter shall be valued at representative "bid" quotations if held long by the Partnership and representative "asked" quotations if held short by the Partnership, unless included in the NASDAQ National Market System, in which case they shall be valued based upon their last sales prices (if such prices are available). Options that are listed on a securities exchange shall be valued at their last sales prices on the date of determination on the largest securities exchange on which such options shall have traded on such date; provided, however, that if the last sales prices of such options do not fall between the last "bid" and "asked" prices for such options on such date, then the General Partner shall value such options at the mean between the last "bid" and "asked" prices for such options on such date. Non-U.S. Securities shall be valued at the closing "bid" price in the principal market where they are traded. If such closing prices for non-U.S. Securities are not available, such non-U.S. Securities shall be valued at the last traded "bid" price available prior to the date of determination.

               Securities that are commodities or commodity contracts shall be valued at their last prior sales prices on the principal board of trade or other contracts market in which dealings are made or by quotations from the contraparty bank in the case of a forward contract. The value of any shares of stock held or sold short by the Partnership in an investment company shall be valued in accordance with the manner in which such shares are valued by such investment company; provided, however, that the General Partner may make such adjustments in such valuation as it from time to time may consider appropriate. Notwithstanding the foregoing, if any cash or other asset of the Partnership has been realized or contracted to be realized on the date of valuation, the assets of the Partnership shall include, in place of such cash or other asset, the assets receivable by the Partnership in respect thereof.

               Securities for which no such market prices are available shall be valued by the General Partner in reliance upon one or more quotes received from a securities broker-dealer that has been granted the designation of primary dealer by the Federal Reserve Bank of New York, and if such quotes are unavailable, at such value as the General Partner may reasonably determine in its discretion. For all purposes, the value of all assets held by the Partnership will be determined based upon the value of such asset as of the relevant valuation date and no consideration will be given to future accruals on such assets beyond such valuation date.

               (b) All other assets and liabilities of the Partnership (except goodwill, which shall not be taken into account) shall be assigned such value as the General Partner may reasonably determine in its discretion.

               (c) If the General Partner determines that the valuation of any Securities or other property pursuant to Sec. 3.07(a) does not fairly represent market value, the General Partner shall value such Securities or other property as it reasonably determines in its discretion and shall set forth the basis of such valuation in writing in the Partnership's records.

               (d) All values assigned to Securities and other assets and liabilities by the General Partner pursuant to this Sec. 3.07 shall be final and conclusive as to all of the Partners.

               Sec. 3.08 Liabilities. Liabilities shall be determined in accordance with generally accepted accounting principles, applied on a consistent basis; provided, however, that the General Partner in its discretion may provide reserves for estimated accrued expenses, liabilities or contingencies, including general reserves for unspecified contingencies, even though not in accordance with generally accepted accounting principles.

               Sec. 3.09 Allocation for Tax Purposes. For each fiscal year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Partners in such manner as to reflect equitably amounts credited or debited to each Partner's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Sec. 3.09 shall be made pursuant to the principles of Section 704(c) of the Internal
Revenue Code of 1986, as amended (the "Code"), and in conformity with Regulations Section 1.704l(b)(2)(iv)(f) and 1.704-1(b)(4)(i) promulgated thereunder, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Partners such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Regulations Section 1.704-1(b)(2)(ii)(d).

               If the Partnership realizes net gains for Federal income tax purposes for any fiscal year as of the end of which one or more Positive Basis Partners (as hereinafter defined) withdraw from the Partnership pursuant to Articles IV, VI or VII, the General Partner may elect to allocate such net gains as follows: (i) to allocate such net gains among such Positive Basis Partners, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Partner, until either the full amount of such net gains shall have been so allocated or the Positive Basis of each such Positive Basis Partner shall have been eliminated, and (ii) to allocate any net gains not so allocated to Positive Basis Partners to the other Partners in such manner as shall equitably reflect the amounts credited to such Partners' Capital Accounts pursuant to Sec. 3.05; provided, however, that if, following such fiscal year, the Partnership realizes net gains from a sale of Securities the proceeds of which are designated on the Partnership's books and records as being used to effect payment of all or part of the interest in the Partnership of any Positive Basis Partner, there shall be allocated to such Positive Basis Partner an amount of such net gains equal to the amount, if any, by which his or its Positive Basis as of the effective date of his or its withdrawal (as determined under Sec. 6.04) exceeds the amount allocated to him or it pursuant to clause (i) of this sentence.

               As used herein, (i) the term "Positive Basis" shall mean, with respect to any Partner and as of any time of calculation, the amount by which his or its interest in the Partnership (determined in accordance with Sec. 6.04) as of such time exceeds his or its "adjusted tax basis", for Federal income tax purposes, in his or its interest in the Partnership as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such interest, including by reason of death), and
(ii) the term "Positive Basis Partner" shall mean any Partner who withdraws from the Partnership and who has Positive Basis as of the effective date of his or its withdrawal, but such Partner shall cease to be a Positive Basis Partner at such time as he or it shall have received allocations pursuant to clause (i) of the preceding sentence equal to his or its Positive Basis as of the effective date of his or its withdrawal.

               Sec. 3.10 Determination by General Partner of Certain Matters. All matters concerning the valuation of Securities and other assets of the Partnership, the allocation of profits, gains and losses among the Partners, including taxes thereon, and accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the General Partner, whose determination shall be final and conclusive as to all of the Partners.

               Sec. 3.11 Adjustments to Take Account of Interim Year Events. If the Code or regulations promulgated thereunder require a withholding or other adjustment to the Capital Account of a Partner or some other interim year event occurs necessitating in the General Partner's judgment an equitable adjustment, the General Partner shall make such adjustments in the determination and allocation among the Partners of Net Capital Appreciation, Net Capital Depreciation, Capital Accounts, Partnership Percentages, Incentive Allocation, items of income, deduction, gain, loss, credit or withholding for tax purposes, accounting procedures or such other financial or tax items as shall equitably take into account such interim year event and applicable provisions of law, and the determination thereof by the General Partner shall be final and conclusive as to all of the Partners.

                                   ARTICLE IV

                    Withdrawals and Distributions of Capital

               Sec. 4.01 Withdrawals and Distributions in General. No Partner shall be entitled (i) to receive distributions from the Partnership, except as provided in Sec. 4.04 and Sec. 7.02; or (ii) to withdraw any amount from his or its Capital Account other than upon his or its withdrawal from the Partnership, except as provided in Sec. 4.02 or upon the consent of the General Partner in its discretion.

               (a) Withdrawals. Subject to Sec. 4.02, each Limited Partner shall have the right at the end of any calendar year to withdraw any amount of his or its Capital Account upon one year's prior written notice to the General Partner stating the amount to be withdrawn, provided, however that the relevant Limited Partner has been invested in the Partnership for three (3) years. The General Partner, in its sole discretion, may (i) permit withdrawals at other times and under different conditions, (ii) waive in whole or in part any requirement as to withdrawal and/or (iii) permit the revocation of a notice to withdraw. Payment of 90% of the amount withdrawn will be made within 10 days after the withdrawal date and such balance, together with interest thereon, computed from the withdrawal date, at the average (calculated weekly) per annum short term (13 weeks) Treasury Bill rate, will be paid (subject to audit adjustments) after completion of the audit of the Partnership's books pursuant to Sec. 8.01. The General Partner may require any Limited Partner seeking to withdraw part of his or its Capital Account pursuant to Sec. 4.02 to terminate his or its interest in the Partnership in the manner provided in Sec. 6.02.

               (b) Limitation on Withdrawals. The right of any Partner to withdraw any amount from his or its Capital Account pursuant to the provisions of Sec. 4.02 is subject to (i) the provision by the General Partner for all Partnership liabilities in accordance with the Act, and for reserves for estimated accrued expenses, liabilities and contingencies all in accordance with Sec. 3.08 and (ii) delay by the General Partner if, in the discretion of the General Partner, such withdrawal would violate the rules or regulations of the Securities and Exchange Commission (the "SEC"), any exchange or any self-regulatory agency. In the event of a deferral of a withdrawal under clause (ii) above, the payment of such amount shall be deferred until such time as such payment is permitted under such rules or regulations.

               Sec. 4.02 Required Withdrawals. At any time after the completion of a three (3) year period after a Limited Partner's initial investment, the General Partner may require a Limited Partner to withdraw from the Partnership in whole or in part, in return for a payment to such Limited Partner for such interest withdrawn in an amount equal to the higher of (or in the case of a partial withdrawal, a pro rata portion of such amount): (i) such Limited
Partner's actual capital account value in the Partnership at the time of withdrawal; or (ii) a notional amount equal to such Limited Partner's original contributions to the Partnership plus an amount equal to the annual compound interest factored at twenty-five per cent (25%) over the term of such Limited Partner's actual investment (as adjusted for withdrawals and distributions).

               Sec. 4.03 Effective Date of Withdrawal. The Capital Account of a withdrawing Partner shall be determined as of the effective date of his or its withdrawal. For purposes of this Sec. 4.05, the effective date of a Partner's withdrawal shall mean (as the case may be): (i) the last day of the fiscal year or quarter in which such Partner shall cease to be a Partner pursuant to Sec. 4.02(a); or (ii) the date determined by the General Partner if such Partner shall be required to withdraw from the Partnership pursuant to Sec. 4.04. In the event the effective date of a Partner's withdrawal shall be a date other than the last day of a fiscal year of the Partnership, the Capital Account of the withdrawing Partner shall be adjusted as described in and pursuant to Sec. 3.05 as if the effective date of such Partner's withdrawal was the last day of a fiscal year.

               Sec. 4.04 Distribution.

               (a) The General Partner may, in its discretion, make distributions in cash or in kind (i) in connection with a withdrawal of funds from the Partnership by a Partner and (ii) at any time to all of the Partners on a pro rata basis in accordance with the Partners' Partnership Percentages.

               (b) If a distribution is made in kind, immediately prior to such distribution, the General Partner shall determine the fair market value of the property distributed and adjust the Capital Accounts of all Partners upwards or downwards to reflect the difference between the book value and the fair market value thereof, as if such gain or loss had been recognized upon an actual sale of such property and allocated pursuant to Sec. 3.05. Each such distribution shall reduce the Capital Account to the distributee Partner by the fair market value thereof.

               (c) The General Partner may withhold taxes from any distribution to any Partner to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Partnership with respect to any amount distributed by the Partnership to any Partner shall be deemed to be a distribution or payment to such Partner, reducing the amount otherwise distributable to such Partner pursuant to this Agreement and reducing the Capital Account of such Partner.

                                    ARTICLE V

                            Admission of New Partners

               Sec. 5.01 New Partners.

               (a) Subject only to the condition that each new Partner shall execute an appropriate supplement to this Agreement pursuant to which he or it agrees to be bound by the terms and provisions hereof, the General Partner may admit one or more new Partners at such times as the General Partner may in its discretion determine. The name and residence address of each new Partner admitted to the Partnership under this Sec. 5.01 shall be reflected on the Schedule as of the effective date of his or its admission. Admission of a new Partner shall not be a cause for dissolution of the Partnership.

                                   ARTICLE VI

                    Withdrawals Upon Death, Disability, etc.

               Sec. 6.01 Withdrawal Upon Death, etc. of Limited Partners.

               (a) In the event of the death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a Limited Partner, the legal representative of such Limited Partner shall have the right to withdraw from the Partnership at the end of the relevant fiscal year upon one year prior written notice to the General Partner.

               (b) The withdrawal, death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of a Limited Partner shall not dissolve the Partnership. The legal representatives of a Limited Partner shall succeed as assignee to the Limited Partner's interest in the Partnership upon the death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of such Limited Partner, but shall not be admitted as a substituted partner without the consent of the General Partner.

               (c) In the event of the death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a Limited Partner, the interest of such Limited Partner shall continue at the risk of the Partnership business until the last day of the fiscal year in which (the withdrawal) takes place, or the earlier termination of the Partnership. In addition, in the case of a withdrawal pursuant to Sec. 6.01(a), the interest of such Limited Partner shall continue at the risk of the Partnership business until the end of the fiscal year in which the one-year notice period expires, or the earlier termination of the Partnership. If the Partnership is continued after the expiration of the fiscal year, such Limited Partner or his or its legal representatives shall be paid within 30 days of the end of such fiscal year in accordance with Sec. 6.03, 90% of the estimated Capital Account of such Limited Partner as of the end of such fiscal year (computed on the basis of unaudited data). The Partnership shall pay such Limited Partner interest from the effective date of the withdrawal on the balance of his or its Capital Account at the average (calculated weekly) per annum short term (13 weeks) Treasury Bill rate and such balance, together with all such interest earned thereon, shall be paid (subject to audit adjustments) within 30 days after completion of the audit of the Partnership's books pursuant to Sec. 8. 01

               (d) The interest of a Limited Partner that gives notice of withdrawal pursuant to Sec. 6.01(a) shall not be included in calculating the Partnership Percentages of the Limited Partners required to take any action under this Agreement.

               (e) In the event the General Partner receives a withdrawal notice pursuant to Sec. 6.01(a), the General Partner will promptly give notice to the Investment Manager in order that funds are available to facilitate a withdrawal under this Sec. 6.01.

               Sec. 6.02 Limitations on Withdrawal of Capital Account. The right of any withdrawn Partner or his or its legal representatives to have distributed the Capital Account of such Partner pursuant to this Article VI is subject to the provision by the General Partner for all Partnership liabilities in accordance with the Act and for reserves for estimated accrued expenses, liabilities and contingencies all in accordance with Sec. 3.08. The unused portion of any reserve shall be distributed, with interest at the prevailing savings bank rate for unrestricted deposits from time to time in effect in New York, New York, as determined by the General Partner, after the General Partner shall have determined that the need therefor shall have ceased.

                                   ARTICLE VII

                     Duration and Termination of Partnership

               Sec. 7.01 Duration. The Partnership shall continue to operate until the earlier of the following dates: (i) the withdrawal, termination, bankruptcy, insolvency or dissolution of the General Partner unless within 30 days of notice to the Partnership of such event, a majority in interest of the remaining Partners agree to continue the Partnership, or (ii) at any date during the Partnership's duration by decision of the General Partner; provided, however, that the General Partner shall not use its discretion to terminate the Fund until the earlier of (i) the satisfaction of the obligations to Limited Partners under section 4.02 hereof or (ii) the complete withdrawal of all Limited Partners, unless all Partners mutually agree otherwise.

               Sec. 7.02 Termination. On termination of the business of the Partnership, the General Partner shall, within no more than 30 days after completion of a final audit of the Partnership's books and records (which shall be performed within 90 days of such termination), make distributions out of Partnership assets, in the following manner and order:

               (a) to creditors, including Partners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or by establishment of reserves); and

               (b) to the Partners in the proportion of their respective Capital Accounts.


               In the event that the Partnership is terminated on a date other than the last day of a fiscal year, the date of such termination shall be deemed to be the last day of a fiscal year for purposes of adjusting the Capital Accounts of the Partners pursuant to Sec. 3.05. For purposes of distributing the assets of the Partnership upon termination, the General Partner shall be entitled to a return, on a pari passu basis with the Limited Partners, of the amount standing to its credit in its Capital Account and, with respect to its share of profits, based upon its Partnership Percentage.

                                  ARTICLE VIII

                        Tax Returns; Reports to Partners

               Sec. 8.01 Independent Auditors. The books and records of the Partnership shall be audited by accountants selected by the General Partner, as of the end of each fiscal year of the Partnership.

               Sec. 8.02 Filing of Tax Returns. The General Partner shall prepare and file, or cause the accountants of the Partnership to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code, and any required state and local income tax and information returns for each tax year of the Partnership.

               Sec.  8.03 Tax  Matters  Partner.  The General  Partner  shall be designated on the Partnership's annual Federal information tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Partnership for purposes of Section 6231(a)(7) of the Code. Each person (for purposes of this Sec. 8.03, called a "Pass-Thru Partner") that holds or controls an interest as a Limited Partner on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Partner is beneficially owned (directly or indirectly) by another person or persons shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Partnership holding such interests through such Pass-Thru Partner. In the event the Partnership shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Partnership is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Partnership and each Partner thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Partnership.

               Sec. 8.04 Reports to Current Partners. Within 90 days after the end of each fiscal year or as soon thereafter as is reasonably possible, the Partnership shall prepare and mail to each Partner, together with the report thereon of the accountants selected by the General Partner, an audited financial report setting forth as of the end of such fiscal year:

               (a) a balance sheet of the Partnership; (b) a statement showing the Net Capital Appreciation or Net Capital Depreciation as the case may be, for such year;

               (c) such Partner's Capital Account as of the end of such fiscal year and the manner of its calculation; and

               (d) such Partner's Capital Account and Partnership Percentage for the then current Accounting Period.

The Partnership will also provide periodic performance reports, no less frequently than quarterly, to the Limited Partners within 45 days following the end of each of the first three fiscal quarters of each fiscal year.

               Sec. 8.05 Reports to Partners and Former Partners. Within 90 days of the end of each fiscal year or as soon thereafter as is reasonably possible, the Partnership shall prepare and mail, or cause its accountants to prepare and mail, to each Partner and, to the extent necessary, to each former Partner (or his or its legal representatives), a report setting forth in sufficient detail such information as shall enable such Partner or former Partner (or his or its legal representatives) to prepare their respective Federal income tax returns in accordance with the laws, rules and regulations then prevailing.

                                   ARTICLE IX

                                  Miscellaneous

               Sec. 9.01 General. This Agreement: (i) shall be binding on the executors, administrators, estates, heirs, and legal successors and representatives of the Partners; and (ii) may be executed, through the use of separate signature pages or supplemental agreements in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart; provided, however, that each such counterpart shall have been executed by the General Partner and that the counterparts, in the aggregate, shall have been signed by all of the Partners.

               Sec. 9.02 Power of Attorney. Each of the Partners hereby appoints the General Partner as his or its true and lawful representative and attorney-in-fact, in his or its name, place and stead to make, execute, sign, acknowledge, swear to and file:

               (a) a Certificate of Limited Partnership of the Partnership and any amendments thereto as may be required under the Act;

               (b) any duly adopted amendment to this Agreement;

               (c) any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the winding-up and termination of the Partnership (including, but not limited to, a Certificate of Cancellation of the Certificate of Limited Partnership); and

               (d) any business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Partnership, or required by any applicable Federal, state or local law.

               The power of attorney hereby granted by each of the Limited Partners is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of such Limited Partner; provided, however, that such power of attorney will terminate upon the substitution of another limited partner for all of such Limited Partner's interest in the Partnership or upon the complete withdrawal of such Limited Partner from participation in the Partnership.

               Sec. 9.03 Amendments to Partnership Agreement. The terms and provisions of this Agreement may be modified or amended at any time and from time to time with the written consent of Limited Partners having in excess of 50% of the Partnership Percentages of the Limited Partners and the written consent of the General Partner, insofar as is consistent with the laws governing this Agreement; provided, however, that without the consent of the Limited Partners, the General Partner may amend the Agreement or the Schedule hereto to
(i) reflect changes validly made in the membership of the Partnership and the capital contributions and Partnership Percentages of the Partners; (ii) change the provisions relating to the Incentive Allocation as provided in, and subject to the provisions of, Sec. 3.06; (iii) reflect a change in the name of the Partnership; (iv) make a change that is necessary or, in the opinion of the General Partner, advisable to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or foreign jurisdiction, or ensure that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes; (v) make a change that does not adversely affect the Limited Partners in any material respect; that is necessary or desirable to cure any ambiguity, to correct or supplement any provision in this Agreement that would be inconsistent with any other provision in this Agreement, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement, in each case so long as such change does not adversely affect the Limited Partners in any material respect; that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, statute, ruling or regulation of any Federal, state or foreign governmental entity, so long as such change is made in a manner which minimizes any adverse effect on the Limited Partners; or that is required or contemplated by this Agreement;
(vi) make a change in any provision of this Agreement that requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required; (vii) prevent the Partnership or the General Partner from in any manner being deemed an "Investment Company" subject to the provisions of the Investment Company Act of 1940, as amended; or (viii) make any other amendments similar to the foregoing. Each Partner, however, must approve of any amendment which would (a) reduce his or its Capital Account or rights of contribution or withdrawal; or (b) amend the provisions of this Agreement relating to amendments.

               Sec. 9.04 Choice of Law. Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and, without limitation thereof, that the Act as now adopted or as may be hereafter amended shall govern the partnership aspects of this Agreement.

               Sec. 9.05 Adjustment of Basis of Partnership Property. In the event of a distribution of Partnership property to a Partner or an assignment or other transfer (including by reason of death) of all or part of the interest of a Limited Partner in the Partnership, at the request of a Partner, the General Partner, in its discretion, may cause the Partnership to elect, pursuant to

Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Partnership property as provided by Sections 734 and 743 of the Code.

               Sec. 9.06 Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by registered or certified mail. All notices to the Partnership shall be addressed to its principal office and place of business. All notices addressed to a Partner shall be addressed to such Partner at the address set forth in the Schedule. Any Partner may designate a new address by notice to that effect given to the Partnership. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when mailed by registered or certified mail to the proper address or delivered in person.

               Sec. 9.07 Goodwill. No value shall be placed on the name or goodwill of the Partnership, which shall belong exclusively to the General Partner.

               Sec. 9.08 Headings. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.

               Sec. 9.09 Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

               IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of December 31, 2003.



GENERAL PARTNER:                            LIMITED PARTNER:

TRICADIA CAPITAL, LLC

                                            NYMAGIC, INC.
                                            ------------------------------------
                                            Print Name of Limited Partner


 By:/s/ Michael Barnes                      By:/s/ George R. Trumbull
    ------------------------------------       ---------------------------------
 Name:   Michael Barnes                        Signature of Limited Partner
 Title:  Managing Member                       or Authorized Signatory

                                            George R. Trumbull
                                            ------------------------------------
                                            Print Name of Authorized Signatory

                                            Chairman and Chief Executive Officer
                                            ------------------------------------
                                            Title of Authorized Signatory



Commitment Amount Accepted:  $11,258,392